UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2020

GLORY STAR NEW MEDIA GROUP HOLDINGS LIMITED

(Exact name of registrant as specified in our charter)

Cayman Islands	001-38631	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22F, Block B, Xinhua Technology Building, No. 8 Tuofangying South Road, Jiuxianqiao, Chaoyang District, Beijing, China	100016
(Address of Principal Executive Offices)	(Zip Code)

+86-138-1035-5988

(Registrant’s telephone number, including area code)

TKK Symphony Acquisition Corporation

c/o Texas Kang Kai Capital Management (Hong Kong) Limited

2039, 2/F United Center,

95 Queensway Admiralty, Hong Kong

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	GSMG	The NASDAQ Stock Market LLC
Warrants, each exercisable for one-half of one Ordinary Share	GSMGW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. The risks and uncertainties include, but are not limited to:

●	future operating or financial results;

●	future payments of dividends and the availability of cash for payment of dividends;

●	future acquisitions, business strategy and expected capital spending;

●	assumptions regarding interest rates and inflation;

●	ability to attract and retain senior management and other key employees;

●	ability to manage our growth;

●	fluctuations in general economic and business conditions;

●	financial condition and liquidity, including our ability to obtain additional financing in the future (from warrant exercises or outside services) to fund capital expenditures, acquisitions and other general corporate activities;

●	estimated future capital expenditures needed to preserve our capital base;

●	the ability to meet the Nasdaq listing standards, including having the requisite number of shareholders, and the potential delisting of our securities from Nasdaq;

●	potential changes in the legislative and regulatory environments;

●	a lower return on investment;

●	potential volatility in the market price of our securities; and

●	other factors discussed in “Risk Factors.”

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and file as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF CERTAIN DEFINITIONS

Except where the context otherwise requires and for the purposes of this report only:

●	“we,” “us,” “our,” or the “Company,” means the combined business of GS Holdings and the Glory Star Group;

●	“Memorandum and Articles of Association” means GS Holdings Second Amended and Restated Memorandum and Articles of Association, as further amended and in effect on the date hereof;

●	“Business Combination” means the acquisition of Glory Star by TKK pursuant to the terms of the Share Exchange Agreement;

●	“Cayman Islands Companies Law” means the Cayman Islands Companies Law (2018 Revision), as amended;

●	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

●	“GS Holdings” means Glory Star New Media Group Holdings Limited, a Cayman Islands exempted company;

●	“Glory Star Group” means Glory Star together with our consolidated subsidiaries and VIEs;

●	“Glory Star” means Glory Star New Media Group Limited, a Cayman Islands exempted company;

●	“Horgos” means Horgos Glory Star Media Co., Ltd., a limited liability company incorporated in the PRC;

●	“IPO” means TKK’s initial public offering of Units at $10.00 per Unit which closed in August 2018;

●	“Nasdaq” means the Nasdaq Capital Market;

●	“PRC” means the People’s Republic of China;

●	“Purchaser Representative” means TKK Symphony Sponsor 1, a Cayman Islands exempted company, as representative of the Purchaser;

●	“RMB” refers to Renminbi, the lawful currency of China;

●	“SEC” means the United States Securities and Exchange Commission;

●	“Securities Act” means the United States Securities Act of 1933, as amended;

●	“Seller Representative” means Bing Zhang, as representative of the Sellers;

●	“Sellers” means the shareholders of Glory Star;

●	“Share Exchange Agreement” means the Share Exchange Agreement, dated as of September 6, 2019, as may be amended from time to time, by and among TKK, Glory Star, WFOE, Xing Cui Can, Horgos, each of the Sellers, the Purchaser Representative, and the Seller Representative.

●	“Sponsor” means TKK Symphony Sponsor 1, a Cayman Islands exempted company;

●	“TKK” means our predecessor TKK Symphony Acquisition Corporation;

●	“VIE Contracts” means certain documents executed by the VIEs, the WFOE, the shareholders of the VIEs and certain other parties thereto as necessary to implement certain contractual arrangements in the PRC, which allow the WFOE to (i) exercise effective control over the VIEs and their subsidiaries, (ii) receive substantially all of the economic benefit of the VIEs and their subsidiaries; and (iii) have an exclusive option to purchase all or part of the equity interests in the VIEs when and to the extent permitted by PRC law;

●	“Units” means the units issued in TKK’s IPO; each Unit comprised of one ordinary share, one warrant and one right (whether they were purchased in the IPO or thereafter in the open market);

●	“VIEs” means Xing Cui Can and Horgos, our variable interest entities;

●	“WFOE” means Glory Star New Media (Beijing) Technology Co., Ltd., a wholly foreign-owned enterprise limited liability company and indirectly wholly-owned by Glory Star; and

●	“Xing Cui Can” means Xing Cui Can International Media (Beijing) Co., Ltd., a limited liability company incorporated in the PRC.

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

In connection with the Business Combination, on February 14, 2020, we entered into a Business Combination Marketing Agreement Fee Amendment (“Fee Amendment”) EarlyBirdCapital, Inc. (“EBC”) whereby EBC agreed to amend the fees payable under the Business Combination Marketing Agreement, dated August 15, 2018, by and between EBC and TKK (“Original Marketing Agreement”). Under the Original Marketing Agreement, EBC agreed to assist TKK in connection with TKK’s business combination with one or more businesses or entities in exchange for a cash fee equal to 3.5% of the gross proceeds received in the IPO. In addition, TKK agreed to reimburse EBC for up to $20,000 of its reasonable costs and expenses incurred by it. Under the Fee Amendment, EBC agreed to reduce its fee of $8.8 million due under the Original Agreement and forgo reimbursement of expenses in exchange for a convertible promissory note in the amount of $4.0 million without interest (“EBC Note”). The EBC Note is for a period of one year and is convertible, at EBC’s option, into our ordinary shares at the conversion price equal to the volume-weighted average price of our ordinary shares on Nasdaq or such other securities exchange or securities market on which our ordinary shares are then listed or quoted, for the ten trading days prior to such conversion date; provided, however, the conversion price shall not be less than $5.00 (the “Floor Price”). The EBC Note automatically converts into our ordinary shares on the maturity date.

The EBC Note includes a covenant that we will use our best efforts to register the shares issuable under the EBC Note pursuant to a registration statement with the SEC as soon as practicable, and obtain effectiveness of such registration statement with 180 calendar days from the date of the EBC Note (“Effectiveness Deadline”). In the event such registration statement is not effective by the Effectiveness Deadline, the Floor Price shall automatically decrease to $4.00, and by one dollar ($1.00) for every 30-day period thereafter; provided, however, the Floor Price shall not be less than $1.00.

On February 14, 2020, we entered into an amended and restated promissory note with the Sponsor (the “Amended Sponsor Note”) to extend the maturity date from the closing of the Business Combination to a date that is one year from the closing of the Business Combination. In addition, under the Amended Sponsor Note, we granted the Sponsor the right to convert the $1.4 million Amended Sponsor Note to our ordinary shares at the conversion price equal to the volume-weighted average price of our ordinary shares on Nasdaq or such other securities exchange or securities market on which our ordinary shares are then listed or quoted, for the ten trading days prior to such conversion date; provided, however, the conversion price shall not be less than $5.00. The Amended Sponsor Note automatically converts into our ordinary shares on the maturity date.

The foregoing description of the terms of the Fee Amendment, EBC Note, and Amended Sponsor Note do not purport to be complete and are qualified in their entirety by reference to the full text of the respective agreements, copies of which are file hereto as Exhibits 10.6, 10.7, and 10.8.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 14, 2020, our predecessor, TKK Symphony Acquisition Corporation (“TKK”) consummated the transaction (the “Business Combination”) contemplated by the Share Exchange Agreement dated as of September 6, 2019, as amended ( “Share Exchange Agreement”), by and among TKK, Glory Star New Media Group Limited, a Cayman Islands exempted company (“Glory Star”), Glory Star New Media (Beijing) Technology Co., Ltd., a wholly foreign-owned enterprise limited liability company (“WFOE”) incorporated in the People’s Republic of China (“PRC”) and indirectly wholly-owned by Glory Star, Xing Cui Can International Media (Beijing) Co., Ltd., a limited liability company incorporated in the PRC (“Xing Cui Can”), Horgos Glory Star Media Co., Ltd., a limited liability company incorporated in the PRC (“Horgos”), each of Glory Star’s shareholders (collectively, the “Sellers”), TKK Symphony Sponsor 1, TKK’s sponsor (the “Sponsor”), in the capacity as the representative from and after the closing of the Business Combination for TKK’s shareholders other than the Sellers, and Bing Zhang, in the capacity as the representative for the Sellers thereunder, pursuant to which Glory Star New Media Group Holdings Limited (“GS Holdings”) acquired 100% of the equity interests of Glory Star from the Sellers.

Upon closing of the Business Combination (the “Closing”), we acquired all of the issued and outstanding securities of Glory Star in exchange for (i) approximately 41,204,025 of our ordinary shares (“Closing Payment Shares”), or one ordinary share for approximately 0.04854 outstanding shares of Glory Star, of which 2,060,201 of the Closing Payment Shares (the “Escrow Shares”) shall be deposited into escrow to secure certain indemnification obligations of the Sellers, plus (ii) earnout payments consisting of up to an additional 5,000,000 of our ordinary shares if we meet certain financial performance targets for the 2019 fiscal year and an additional 5,000,000 of our ordinary shares if we meet certain financial performance targets for the 2020 fiscal year (the “Earnout Shares”). In the event that a financial performance target is not met for the 2019 fiscal year and/or 2020 fiscal year but we meet certain financial performance targets for the 2019 fiscal year and 2020 fiscal year combined, the Sellers will be entitled to receive any Earnout Shares that they otherwise did not receive (the “Alternative Earnout”).

In connection with the Share Exchange Agreement:

-	TKK entered into a Registration Rights Agreement (“Registration Rights Agreement”) with the Sponsor and the Sellers pursuant to which TKK will grant certain registration rights to the Sellers with respect to the registration of the Closing Payment Shares and Earnout Shares.

-	TKK entered into a Lock-Up Agreement (“Lock-Up Agreement”) with certain Sellers that directly or indirectly own in excess of 10% of Glory Star Group equity prior to the Closing pursuant to which each Seller party thereto agreed that such Seller will not, during the period from the Closing and ending on the earlier of (i) with respect to 50% of the Closing Payment Shares (including Escrow Shares) and Earnout Shares (“Restricted Securities”), (x) the six month anniversary of the date of the Closing, (y) the date on which the Closing sale price of our ordinary shares equals or exceeds $12.50 per share for any 20 trading days within any 30 trading day period commencing after the Closing, and (z) the date after the Closing on which we consummate a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party (a “Subsequent Transaction”), and (ii) with respect to the remaining 50% of the Restricted Securities, (x) the one year anniversary of the date of the Closing and (y) the date after the Closing on which we consummate a Subsequent Transaction, sell, transfer, assign, pledge, hypothecate or otherwise dispose of, directly or indirectly, the Restricted Securities, or publicly disclose the intention to do any of the foregoing. Each Seller further agreed that the Escrow Shares will continue to be subject to such transfer restrictions until they are released from the escrow account. However, each Seller party thereto will be allowed to transfer any of our Restricted Securities (other than the Escrow Shares while they are held in the escrow account) by gift, will or intestate succession or to any affiliate, shareholder, members, party or trust beneficiary, provided in each such case that the transferee thereof agrees to be bound by the restrictions set forth in the applicable Lock-Up Agreement.

-	TKK entered into a Non-Competition and Non-Solicitation Agreement (“Non-Competition Agreement”) with certain Sellers that directly or indirectly own in excess of 30% of Glory Star’s equity prior to the Closing (including Glory Star Group’s chairman) and their principal shareholders (together with the applicable Seller, the “Subject Parties”). Under the Non-Competition Agreements, for a period of three (3) years after the Closing, each Subject Party and our affiliates will not, without our prior written consent, anywhere in the PRC or any other markets directly or indirectly engage in which we are engaged, or are actively contemplating to become engaged, in the Business (as defined below) (or own, manage, finance or control, or become engaged or serve as an officer, director, employee, member, partner, agent, consultant, advisor or representative of, an entity that engages in) of online media and entertainment services (collectively, the “Business”). However, the Subject Parties and their respective affiliates may own passive investments of no more than 3% of any class of outstanding equity interests in a competitor that is publicly traded, so long as the Subject Parties and their affiliates and their respective directors, officers, managers and employees who were involved with the our business, and the immediate family members of the Subject Parties or their respective affiliates, are not involved in the management or control of such competitor. Under the Non-Competition Agreements, during such restricted period, the Subject Parties also will not, without our prior written consent, (i) solicit or hire our employees, consultants or independent contractors as of the Closing (or during the year prior to the Closing) or otherwise interfere with our relationships with such persons, (ii) solicit or divert the our customers as of the Closing (or during the year prior to the Closing) relating to the Business or otherwise interfere with our contractual relationships with such persons, or (iii) interfere with or disrupt any of our vendors, suppliers, distributors, agents or other service providers for a purpose competitive with us as it relates to the Business. The Subject Parties will also agree in each Non-Competition Agreement to not disparage us and to keep confidential and not use our confidential information.

Immediately after the Business Combination, our public shareholders own approximately 5.05% of GS Holdings, TKK’s former directors, officers and initial shareholders, including the Sponsor, and EBC own approximately 12.16% of GS Holdings, and the Sellers own approximately 82.79% of GS Holdings.

After given effect to the Business Combination transaction and the issuance of the Closing Payment Shares described above, there are 49,767,866 of our ordinary shares issued and outstanding.

The Share Exchange Agreement is described more fully in the sections entitled “The Business Combination” and “The Share Exchange Agreement” beginning on pages 87 and 98, respectively, of the Company’s Second Amended and Restated Offer to Purchase (the “Offer to Purchase”), filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 99.(A)(1)(D) to its Schedule TO (Amendment No. 7) dated January 3, 2020. The foregoing description of the terms of the Share Exchange Agreement is qualified in our entirety by reference to the provisions of the Share Exchange Agreement, Registration Rights Agreement, Lock-Up Agreement, and Non-Competition Agreement filed as Exhibits10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K, which are incorporated herein by reference.

FORM 10 INFORMATION

Pursuant to Item 2.01(f) of Form 8-K, if the registrant was a shell company, as we were immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing registration statement on Form 10. Therefore, we are providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the acquisition of Glory Star pursuant to the Business Combination, except that information relating to periods prior to the date of the Closing only relate to Glory Star unless otherwise specifically indicated or the context otherwise requires. Reference to dollar amounts in this Form 8-K shall mean United States Dollars.

BUSINESS

The business of the Company is described in the Offer to Purchase in the section entitled “Information about the TKK and Glory Star Group – Information about Glory Star Group ,” beginning on page 52, “Organization Structure,” beginning on page 64, and “Government Regulations,” beginning on page 68, each of which is incorporated herein by reference.

In addition, on October 26, 2018, Messrs. Bing Zhang, Ran Zhang and Jia Lu, management of Horgos, acquired 51% of the equity interest from Lead Eastern Investment Co., Ltd. (“Dangdai Dongfang”) in a management buy-out for RMB39.4 million ($6.0 million) based on the then net asset value of Horgos (“MBO”). Prior to the MBO, Dangdai Dongfang was the largest shareholder of Horgos, and wanted Horgos to focus on traditional advertising and the production of content for the cable TV networks, the business of Horgos at that time. However, the management of Horgos wanted to expand and transform Horgos into an online media and e-commerce company which is what the Glory Star Group is today. However, at that time, Dangdai Dongfang did not wish to make the additional investments into Horgos’ new business and was in fact looking to liquidate its holdings in Horgos because of its own financial troubles at that time. Immediately following the closing of the MBO, Dangdai Dongfang ceased to be a shareholder of Horgos and Mr. Bing Zhang, directly and indirectly through Xing Cui Can, became the controlling shareholders of Horgos, holding 72.58% of the equity interest in Horgos.

RISK FACTORS

The risks associated with the business of the Offer to Purchase in the section entitled “Risk Factors,” beginning on page 13, which is incorporated herein by reference.

We face risks related to the Coronarvirus and health epidemics and other outbreaks, which could significantly disrupt our operations.

Our business could be adversely affected by the effects of the Coronavirus and other epidemics that may hit China. In response to the highly contagious and sometimes fatal Coronavirus inflicting thousands of people in China, the Chinese government has imposed travel restrictions and quarantines to help control the spread of the Coronavirusa. Our corporate headquarters and operations are located in China where an outbreak of the Coronavirus has caused a disruption to our businesses. In addition, substantially all of our users and third-party merchants for our e-Mall platform are located in China. If the Coronavirus continues to spread, the Chinese government may impose additional measures further restricting travel within and outside of China and expanding the regions under quarantine, which could have an impact on our business and results of operations.

The Coronavirus outbreak has caused delays in the review of our unaudited financial statements.

Due to the widespread travel restrictions and government imposed quarantines to help control the spread of the Coronavirus, we were unable to complete a review of our unaudited financial statements for the interim period ending September 30, 2019. Consequently, although our interim financial statement for the period ending September 30, 2019, included in this Form 8-K are not required to be reviewed by our independent accountants because they are not being filed on Form 10-Q, we have included them in this Form 8-K without a completed review by our independent accountants.

FINANCIAL INFORMATION

Reference is made to the disclosure set forth in Section 9.01 of this Current Report on Form 8-K.

Management’s Discussion And Analysis Of Financial Condition And Results Of Operations Of Glory Star Group

The management’s discussion and analysis of financial conditions and results of operations for Glory Star Group for the years ended December 31, 2018 and 2017 is described in the Offer to Purchase in the section entitled “Management’s Discussion and Analysis of Financial Condition And Results of Operations of Glory Star Group” beginning on page 127, which is incorporated herein by reference.

Recent Developments

On October 31, 2019, Leshare Star (Beijing) Technology Co, Ltd. (“Leshare Beijing”) entered into an Annual Framework Contract for Video Production with Guangxi JD Xinjie E-commerce Co., Ltd. (“JD”) where Leshare Beijing will provide creative video shooting and production services for JD. The contract will start from October 31, 2019 to October 30, 2020.

Results of Operations

Comparison of Results of Operations for the Three and Nine Months Ended September 30, 2018 and 2019 (unaudited)

The following table summarizes our historical unaudited consolidated statements of operations data:

(in thousands, except for percentages)
	For the nine months ended September 30,
	2018		2019		Change
	USD	%	USD	%	Amount	%
	(unaudited)
Revenues:	38,698	100	51,083	100	12,385	32.00
Operating expenses:
Cost of Revenue	26,213	67.74	28,301	55.40	2,088	7.97
Selling and marketing	2,290	5.92	2,053	4.02	(237)	(10.35)
General and administrative	1,333	3.44	1,225	2.40	(108)	(8.10)
Research and development expense	447	1.16	225	0.44	(222)	(49.66)
Total operating expense	30,283	78.25	31,804	62.26	1,521	5.02

Income from operations	8,415	21.75	19,279	37.74	10,864	129.10

Total other expenses, net	294	0.76	338	0.66	44	14.97
Income before income taxes	8,121	20.99	18,941	37.08	10,820	133.23
Income tax benefit (expense)	113	0.29	(316)	(0.62)	(429)	(379.65)
Net income	8,234	21.28	18,625	36.46	10,391	126.20
Net income attributable to Glory Star New Media Group Limited’s shareholders	7,983	20.63	18,915	37.03	10,932	136.94

Revenues

Glory Star Group primarily has four broad categories of revenues: copyright licensing, advertising, customized content production and CHEERS e-Mall market service.

Glory Star Group’s revenues for the nine months ended September 30, 2018 and 2019 were $38,698 thousand and $51,083 thousand, respectively. The primary increase in revenues were driven by following factors: (1) successful development of self-owned mobile CHEERS that allows its users to access its online video content, live shows, online games and shopping. Benefiting from the explosive growth of live shows, it attracts numerous active users to provide a platform for more advertisers; (2) outspread short video production. Glory Star Group enhanced the production ability to provide flexible content tailored to various customers’ demands, as well as implanting advertisements suitable for the video scenarios; (3) more premium network drama. Glory Star Group cooperated with experienced producers to develop network dramas which were greatly recognized by the audience, gaining wide popularity.

Operating expenses

Operating expenses consists of cost or revenues, selling and marketing, general and administrative and research and development expense.

Cost of revenues consists primarily of production cost of TV series, short stream video and network drama, labour cost and related benefits and payments to various channel owners for broadcast. Glory Star Group’s cost of revenues increased by $2,088 thousand, or 7.97%, to $28,301 thousand for the nine months ended September 30, 2019 from $26,213 thousand for nine months ended September 30, 2018, mainly attributed by the increase of production cost offset by the decrease of expenditure on the payments to various channel owners for broadcast, as it significantly invest efforts to enhanced its production of live shows, short videos and network dramas which in turn inherently provide its platform to publish advertisements.

Glory Star Group’s sales and marketing expenses primarily consist of salaries and benefits of sales department, advertising fee travelling expense and incentive expense. Glory Star Group’s sales and marketing expenses decreased by $237 thousand, or 10.35% to $2,053 thousand for the nine months ended September 30, 2019 from $2,290 thousand for the nine months ended September 30, 2018. Such decrease was primarily due to the lower advertising fee as Glory Star Group could promote and maintain its brand name by self-owned platform or content and reduced dependency on other advertisement, offset by the increased incentive expense used in the coupons provided for CHEERS e-mall’s promotion.

Glory Star Group’s general and administrative expenses consist primarily of salaries and benefits of members of its management and bad debt provision expense for accounts receivable and professional service fees. Glory Star Group’s general and administrative expenses decreased by $108 thousand, or 8.10%, to $1,225 thousand for the nine months ended September 30, 2019 from $1,333 thousand for the nine months ended September 30, 2018. Such decrease mainly consists of the decrease of allowance for doubtful accounts, which due to the collection of accounts receivable that has been provided allowance in prior years, and partially offset by the increase of professional service.

Glory Star Group’s research and development expenses consist primarily of salaries and benefits for its research and development department. Research and development expenses decreased by $222 thousand, or 49.66%, to $225 thousand for the nine months ended September 30, 2019 from $447 thousand for the nine months ended September 30, 2018. Such decrease was mainly due to a software developing expense which only occurred during the nine months ended September 30, 2018.

Other expense, net

Other net expenses primarily consist of interest expense, net of $294 thousand and $338 thousand for the nine months ended September 30, 2018 and 2019, respectively.

Net Income

Net income for the nine months ended September 30, 2018 and 2019, were $8,234 thousand and $18,625 thousand. Glory Star Group’s increase rate of net income exceeded its increase rate of revenue as it raised its gross profit margin of advertising service by making use of its own platform and decreasing payments to various channel owners for broadcasting.

Liquidity and Capital Resources

As of September 30, 2019, Glory Star Group’s principal sources of liquidity were cash of approximately $3,969 thousand. Working capital at September 30, 2019 was $35,478 thousand. Glory Star Group believes its existing cash and working capital will be sufficient to meet its working capital and capital expenditures needs over at least the next 12 months.

All of Glory Star Group’s cash and cash equivalents as of September 30, 2019 were held in China, of which all denominated in Renminbi. In addition, Glory Star is a holding company with no material operations of its own. Glory Star conducts its operations primarily through its subsidiaries and VIEs in China. As a result, Glory Star’s ability to pay dividends depends upon dividends paid by Glory Star’s wholly-owned subsidiaries. In addition, Glory Star’s WFOE is permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC law, Glory Star’s WFOE and each of its consolidated entities is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by the SAFE. Glory Star currently plans to reinvest all earnings from its WFOE to business development and does not plan to request dividend distributions from the WFOE.

Glory Star believes that its working capital is at a positive position and is sufficient to meet its operation requirement in the next 12 months. It is primarily contributed from (1) Glory Star Group’s current position of cash and cash equivalents, (2) cash flows provided by operating activities, and (3) net proceeds from this business combination.

If Glory Star experiences an adverse operating environment or incurred anticipated capital expenditure requirement, or if Glory Star accelerate its growth, then additional financing may be required. No assurance can be given, however, that the additional financing, if required, would be on favourable terms or available at all. Such financing may include the use of additional debt or the sale or additional securities. Any financing, which involves the sale of equity securities or instruments that are convertible into equity securities, could result in immediate and possibly significant dilutions to Glory Star’s existing shareholders.

Cash Flows

The following table summarizes Glory Star Group’s cash flows for the periods indicated:

	Nine months Ended September 30, (unaudited)
	2018	2019
	(USD in the thousands)
Net cash (used in) provided by operating activities	(11,125)	6,553
Net cash used in investing activities	(104)	(40)
Net cash provided by (used in) financing activities	8,157	(4,809)
Effect of foreign exchange rates	(103)	(172)
Net (decrease) increase in cash and cash equivalents	(3,175)	1,532

Glory Star Group primarily funded its operations from its net revenues, and for the nine months ended September 30, 2019, it has funded its operations from net revenues and contribution from its shareholders. During the past two fiscal years, Glory Star Group’s account receivables have increased and it has had to supplement its cash flow through short-term borrowing. Glory Star Group intends to focus on more timely collections of account receivable which should enhance its cash flows. Glory Star Group does not anticipate any major purchases in the future. To enhance its proposed growth, Glory Star Group anticipates raising capital through the issuance of equity.

Operating Activities

Net cash used in operating activities was $11,125 thousand for the nine months ended September 30, 2018 (unaudited). This consisted primarily of net income of $8,234 thousand, a decrease of long-term accounts receivable of $4,204 thousand, an increase of accounts payable of $6,171 thousand and an increase of accrued liabilities and other payables of $1,124 thousand; offset an increase of accounts receivable in the amount of $27,010 thousand and an increase of unamortized produced content in the amount of $3,943 thousand.

Net cash provided by operating activities was $6,553 thousand for the nine months ended September 30, 2019 (unaudited). This consisted primarily of net income of $18,625 thousand, and a decrease of prepaid expense of $3,254 thousand, a decrease of long-term accounts receivable of $3,715 thousand, a decrease of unamortized produced content of $2,919 thousand and an increase of accounts payable of $3,976 thousand; partially offset by an increase of accounts receivable in the amount of $10,310 thousand, and an increase of long-term prepayment in the amount of $15,470 thousand paid to a third-party software developer to develop and maintain CHEERS APP.

Investing Activities

Net cash used in investing activities was $104 thousand and $40 thousand for the nine months ended September 30, 2018 and 2019(unaudited) respectively, which was derived from the purchases of equipment.

Financing Activities

Net cash provided by financing activities was $8,157 thousand for the nine months ended September 30, 2018 (unaudited), consisted of $9,257 thousand from short-term bank loans and $265 thousand from Glory Star Group non-controlling shareholders’ contribution, offset by the repayment to related parties of $1,365 thousand.

Net cash used in financing activities was $4,809 thousand for the nine months ended September 30, 2019 (unaudited), consisted of the repayments of bank loans of $7,342 thousand and the repayment of amount due to a former shareholder of $294 thousand; offset by the capital contribution of $2,973 thousand from Glory Star Group controlling shareholder, Mr. Bing Zhang, and proceeds from a related party of $734 thousand.

Off-Balance Sheet Arrangements

Glory Star Group did not have during the periods presented, and it does not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

PROPERTIES

The facilities of the Company is described in the Offer to Purchase in the section entitled “Information about the TKK and Glory Star Group - Facilities,” beginning on page 61, which is incorporated herein by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of February 18, 2020:

●	each person known to us to own beneficially more than 5% of our ordinary shares;

●	each of our current executive officers and directors; and

●	each of our directors and executive officers as a group.

As of February 18, 2020, we had a total of 49,767,866 ordinary shares outstanding.

Name and Address(1)	Number of Shares Beneficially Owned	Percentage of Ownership
Bing Zhang(2)	15,219,963	30.58%
Jia Lu(3)	5,274,116	10.60%
Ran Zhang(4)	1,648,161	3.31%
Joanne Ng	75,000	*
Ming Shu Leung	0	*
Yong Li	0	*
Ian Lee	35,000	*
Happy Starlight Limited(2)	15,219,963	30.58%
Sing Wang(5)	5,583,255	11.19%
TKK Symphony Sponsor(5)	5,583,255	11.19%
Enjoy Starlight Limited(3)	5,274,116	10.60%
Fashion Starlight Limited(4)	1,648,161	3.31%
Australia Eastern Investment PTY LTD	3,535,305	7.10%
Rich Starlight Limited	2,998,644	6.23%
Wealth Starlight Limited	2,936,158	5.90%
All directors and executive officers as a group (6 individuals)	22,252,240	44.71%

*	Less than 1%
(1)	Unless otherwise indicated, the business address of each of the individuals is 22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China.
(2)	Mr. Bing Zhang is the director and chief executive officer of Glory Star. Mr. Zhang is sole shareholder and director of Happy Starlight Limited, which holds 30.58% of our ordinary shares.
(3)	Mr. Jia Lu is the director and senior vice president of Glory Star Media (Beijing) Co., Ltd. Mr. Lu is the sole shareholder and a director of Enjoy Starlight Limited, which holds 10.60% of our ordinary shares.
(4)	Ms. Ran Zhang is the director and Supervisor of Glory Star Media (Beijing) Co., Ltd., the director of Horgos Glory Star Media Co., Ltd., vice president (in charge of distribution/channels/publicity/chief editor’s office) of Glory Star Media (Beijing) Co., Ltd, and the supervisor of Xing Cui Can and Leshare Star (Beijing) Technology Co., Ltd. Ms. Zhang is the sole shareholder and a director of Fashion Starlight Limited, which holds 3.58% of our ordinary shares.
(5)	Includes 137,255 ordinary shares that are issuable upon conversion of the Amended Sponsor Note assuming the 10 days volume weighted average price of $10.20. Sing Wang indirectly owns 100% of the equity interest of the Sponsor. He is the sole owner of China Capital Advisors Corporation, which is the sole owner of Texas Kang Kai Capital Partners. Texas Kang Kai Capital Partners owns 100% of the equity interest of TKK Capital Holding, the sole member of the Sponsor. Consequently, Sing Wang may be deemed the beneficial owner of the shares held by the Sponsor and has sole voting and dispositive control over such securities. Mr. Wang disclaims beneficial ownership of any shares other than to the extent he may have an interest therein, directly or indirectly. The business address is c/o Texas Kang Kai Capital Management (Hong Kong) Limited, 2039, 2/F United Center, 95 Queensway, Admiralty, Hong Kong.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors, Executive Officers and Significant Employees

The following table set forth the names and ages as of our current directors, executive officers and significant employees immediately after the closing of the Business Combination. There are no family relationships among directors and executive officers.

Name	Age	Position
Bing Zhang	52	Director (Chairman) and Chief Executive Officer
Jia Lu	39	Director and Senior Vice President of Glory Star Media (Beijing) Co., Ltd.
Joanne Ng	31	Director
Ming Shu Leung	45	Director
Yong Li	50	Director
Ian Lee	49	Chief Financial Officer
Ran Zhang	39	Director and Vice President (in charge of distribution/channels/publicity/chief editor’s office), Supervisor of Glory Star Media (Beijing) Co., Ltd.

The address and telephone number of each director and executive officer of the Company is: 22F, Block B, Xinhua Technology Building, No. 8 Tuofangying South Road, Jiuxianqiao, Chaoyang District, Beijing, China 100016 (Tel: +86-138-1035-5988).

Business Experience

Mr. Bing Zhang became our chairman, director and chief executive officer in February 2020. Mr. Zhang is the sole director and chairman of GS Holdings since 2019. Mr. Zhang also serves as a director of Glory Star New Media Group HK Limited, executive director of Glory Star New Media (Beijing) Technology Co., Ltd., and chairman of Horgos Glary Wisdom Marketing Planning Co., Ltd., and Glary Wisdom (Beijing) Marketing Planning Co., Ltd. since 2018, executive director of Xing Cui Can, chairman of Horgos Glory Star Media Co., Ltd., Glory Star Media (Beijing) Co., Ltd., and Horgos Glary Prosperity Culture Co., Ltd. since 2017, and an executive director of Leshare Star (Beijing) Technology Co., Ltd. since 2016. From 2011 to 2019, Mr. Zhang was the Vice President of Fashion Group as well as Chairman of Board of Directors and General Manager of Fashion Starlight (Beijing) Media Co., Ltd. During that time, he helped expand the high-end fashion magazine into a series of fashion TV shows, and helped developed a number of nationally renowned TV programs, films and documentaries including but not limited to “New Youth”, “Moring Light in Xiaoxiang”, “Golden Eagle Star”, “China Entertainment Reports”, “Muse Dress”, “Muse Dress S2”, “On The Way”, “Detective Chinatown”, “The Three-Body Problem”, “The Rise of a Tomboy”, “Yuanzhang Zhu”, “The Censors of Qing Dynasty”, and “Fashion”. Mr. Bing Zhang holds an EMBA Degree of Tsinghua SEM and a Bachelor Degree of Hunan University.

Mr. Jia Lu became our director in February 2020. Mr. Lu is a director and senior vice president of Glory Star Media (Beijing) Co., Ltd., and a director of Horgos Glory Star Media Co., Ltd., Horgos Glary Wisdom Marketing Planning Co., Ltd., Glary Wisdom (Beijing) Marketing Planning Co., Ltd. since 2018, and director of Horgos Glary Prosperity Culture Co., Ltd. since 2017, and senior vice president of Glory Star Media (Beijing) Co., Ltd. Since 2016. From 2011 to 2016, Mr. Lu served as Vice General Manager at Trends Star (Beijing) Cultural Media Co., Ltd. Mr. Lu holds a Bachelor degree of Beijing film academy.

Ms. Joanne Ng Director became our independent director in February 2020. Prior to serving as our independent director, Ms. Ng served as TKK’s senior director of business development since inception. Since January 2013, Ms. Ng has served as a Director of Investments at Omer Capital, her own single family office based in Hong Kong, where she manages an auxiliary early-stage fund specializing in technology and financial technology, with investments across China, Taiwan, the United Kingdom, and North America. She has also served as advisor to numerous privately-held Chinese technology ventures. From March 2010 to November 2012, Ms. Ng was with the Investment Banking Department of Bank of America Merrill Lynch. She has a wealth of transaction experience in the financial institutions sector, including, most notably, DBS Bank’s $4.9 billion acquisition of Bank Danamon, the largest ever Indonesia FIG M&A at the time; Tokyo Stock Exchange’s $1.1 billion merger with Osaka Securities Exchange; and Bank Mandiri’s $1.3 billion rights offering, awarded by The Asset as “Asia Pacific’s Best Secondary Offering” in 2011. Ms. Ng holds a Bachelor degree in International Business and Global Management from the University of Hong Kong.

Mr. Ming Shu Leung became our independent director in February 2020. Mr. Leung founded internet private equity fund Harmony Capital as the founding partner on January 2018. Mr. Leung has been the company secretary of China ITS (Holdings) Co., Ltd. (中國智能交通系統(控股)有限公司) (a company listed on the Hong Kong Stock Exchange, with stock code: 1900) since January 2008 and the chief financial officer of this company from January 2008 to January 2018. He has also been an independent non-executive director of Comtec Solar Systems Group Limited (卡姆丹克太陽能系統集團有限 公司) (a company listed on the Hong Kong Stock Exchange, with stock code: 712) since June 2008, an independent non-executive director of Sun.King Power Electronics Group Limited (a company listed on the Hong Kong Stock Exchange, with stock code: 580) since March 2017, and an independent non-executive director of Cabbeen Fashion Limited (卡賓服飾有限公司) (a company listed on the Hong Kong Stock Exchange, with stock code: 2030) since February 2013.Mr. Leung has over 15 years of experience in the areas of corporate finance and accounting. Mr. Leung started his professional career at PricewaterhouseCoopers in Hong Kong as an auditor in 1998, where he was responsible for performing statutory audit work on listed companies in Hong Kong. He then worked at the global corporate finance division of Arthur Andersen & Co. in Hong Kong, which subsequently merged with PricewaterhouseCoopers, until December 2000, where he was responsible for conducting financial advisory services for government bodies and corporate clients. Mr. Leung then spent approximately three years from February 2003 to January 2006 at CDC Corporation, a NASDAQ listed company, as a senior manager in the mergers and acquisitions department, and as the chief financial officer of China.com Inc. (a company listed on the Hong Kong Stock Exchange, where he was responsible for overseeing the entire finance operations, mergers & acquisitions, investors relationship, and other capital market activities of that company.Mr. Leung obtained his bachelor degree in arts with first class honors in accountancy from the City University of Hong Kong in November 1998 and a master degree in accountancy from the Chinese University of Hong Kong in November 2001. He was admitted as a fellow member of the Association of Chartered Certified Accountants in February 2007 and a fellow member of the Hong Kong Institute of Certified Public Accountants in June 2010.

Mr. Yong Li became our independent director in February 2020. Mr. Li is the deputy director of Intelligent Communication Commission of China TV Artists Association (CTAA), Partner of Chengmei Capital and Chairman of Guyuan Culture since June 2019. From 2014 to 2018, Mr. Li served as Chief Inspector/General Manager of Dragon TV Center, Oriental Entertainment Media Group Co., Ltd. From 2011 to 2014, Mr. Li served as the general manager of Shanghai New Media & Entertainment Co. LTD. In addition, Mr. Li was the first to launch “independent producer system” in Shanghai, which has significantly promoted the development of China’s entertainment and media industry. Mr. Li holds a master degree in business from China Europe International Business School in 2006 and a Bachelor of Art in Journalism from Communication University of China in 1991.

Mr. Ian Lee became our chief financial officer in February 2020. Prior to serving as our chief financial officer, Mr. Li served as TKK’s chief financial officer since inception and a TKK’s director since August 15, 2018. Since January 2018, Mr. Lee has been serving as the Chief Financial Officer of TKK Capital. Mr. Lee was Chief Financial Officer and Operating Partner of Evolution Media China from May 2016 to January 2018. During his tenure at Evolution Media China, Mr. Lee worked closely with and reported directly to Mr. Sing Wang, who served as Executive Chairman of Evolution Media China. From August 2014 to April 2016, Mr. Lee was Chief Financial Officer of TPG’s two RMB funds, Shanghai and Chongqing. From February 2013 to December 2013, he served as Chief Operating Officer of DMG (SZSE: 2143), a Chinese entertainment and communication company. From February 2012 to February 2013, Mr. Lee was a Consultant for 3R Group, an advertising and marketing company in China. From April 2005 to January 2012, Mr. Lee was with Omnicom Media Group, part of Omnicom Group (NYSE: OMC), a global advertising, marketing and corporate communications company, serving as Finance Director, Chief Financial Officer and President & Chief Operating Officer of China. From 1998 to 2004, Mr. Lee was with News Corp/21st Century Fox, where he spent seven years in the Sydney, Beijing, Shanghai and Hong Kong offices in various positions, including Vice President of STAR China, News Corp’s China Operation, and Finance Director of ChinaByte, a joint venture between People’s Daily and News Corp. Mr. Lee holds a Master of Management from University of Technology, Sydney, Australia and a Bachelor degree in Genetics from Sichuan University, China. We believe Mr. Lee is well-qualified to serve as a member of the Board because of his significant leadership experience and extensive knowledge and experience in the U.S. and China capital markets.

Ms. Ran Zhang is the director and Supervisor of Glory Star Media (Beijing) Co., Ltd. and a director of Horgos Glory Star Media Co., Ltd. since 2018, and vice president (in charge of distribution/channels/publicity/chief editor’s office) of Glory Star Media (Beijing) Co., Ltd, and supervisor of Xing Cui Can and Leshare Star (Beijing) Technology Co., Ltd. since 2016. From October 2010 to December 2016, she served as Issuance Director at Fashion Starlight (Beijing) Media Co., Ltd. Mrs. Ran Zhang holds a Bachelor degree of Jingshi College of Science and Technology, Beijing Normal University.

Corporate Governance

Number and Terms of Office of Officers and Directors

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term. The term of office for Class A directors, consisting of Ms. Ng will expire at our 2020 annual meeting of shareholders. The term of office of the Class B directors, consisting of Messrs. Jia Lu and Yong Li, will expire at the 2021 annual meeting of shareholders and the term of office of the Class C directors, consisting of Messrs. Bing and Leung, will expire at the 2022 annual meeting of shareholders.

Our officers are elected by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our memorandum and articles of association as it deems appropriate. Our memorandum and articles of association provide that our officers may consist of a Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the board of directors.

Director Independence

Currently, each of Messrs. Ming Shu Leung and Yong Li, and Ms. Joanne Ng would be considered an “independent director” under the NASDAQ listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

Our board of directors has three standing committees: an audit committee, a nominating committee and a compensation committee. Subject to phase-in rules and certain limited exceptions, the rules of NASDAQ and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of NASDAQ require that the compensation committee and nominating committee of a listed company be comprised solely of independent directors.

Audit Committee

We have established an audit committee of the board of directors, which consists of Messrs. Ming Shu Leung and Yong Li, and Ms. Joanne Ng, each of whom is an independent director under NASDAQ’s listing standards. Mr. Leung is the Chairperson of the audit committee.

The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual report;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under NASDAQ listing standards. NASDAQ listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to NASDAQ that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Messrs. Ming Shu Leung and Yong Li, and Ms. Joanne Ng each qualify as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

We have established a nominating committee of the board of directors, which consists of Messrs. Ming Shu Leung and Yong Li, and Ms. Joanne Ng, each of whom is an independent director under NASDAQ’s listing standards. Ms. Ng is the Chairperson of the nominating committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee

We have established a compensation committee of the board of directors, which consists of Messrs. Ming Shu Leung and Yong Li, and Ms. Joanne Ng, each of whom is an independent director under NASDAQ’s listing standards. Mr. Li is the Chairperson of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

●	reviewing and approving the compensation of all of our other executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Board Leadership Structure and Role in Risk Oversight

No policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed our Board the flexibility to establish the most appropriate structure for the Company at any given time.

The Board is actively involved in overseeing our risk management processes. The Board focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to the Board include consideration of the challenges and risks of our businesses, and the Board and management actively engage in discussion on these topics. In addition, each of the Board’s committees considers risk within its area of responsibility.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of our directors or executive officers were involved in any of the following: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, we believe that during the year ended December 31, 2019 there were no delinquent filers.

Compensation committee Interlocks and Insider Participation

None of our officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more officers serving on our Board of Directors.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. We have filed a copy of our Code of Ethics and our Audit Committee Charter, Nominating Committee Charter and Compensation Committee Charter with the SEC and have made it available on our website at wwwr.yaoshixinghui.com. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. Requests for a copy of the Code of Ethics may be made by writing to the Company at Glory Star New Media Group Holdings Limited, 22F, Block B, Xinhua Technology Building, No. 8 Tuofangying South Road, Jiuxianqiao, Chaoyang District, Beijing, China 100016.

EXECUTIVE COMPENSATION

The executive compensation of the Company is described in the Offer to Purchase in the section entitled “Executive Compensation,” beginning on page 82, and “Management of TKK - Executive Compensation,” beginning on page 146, each of which is incorporated herein by reference.

On February 14, 2020, our board of directors approved our 2019 Equity Incentive Plan (“2019 Plan”), which was approved by our shareholders on December 23, 2019. No options have been granted under 2019 Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The certain relationships and related party transactions of the Offer to Purchase in the section entitled “Organization Structure,” beginning on page 64, and in “Certain Relationships and Related Party Transactions,” beginning on page 159, each of which is incorporated herein by reference.

LEGAL PROCEEDINGS

The legal proceeding is described in the Offer to Purchase in the section entitled “Information about TKK and Glory Star Group - Legal Proceedings,” beginning on page 61, which is incorporated herein by reference.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our ordinary shares and warrants are each listed on the Nasdaq Capital Market under the symbols “TKKS,” and “TKKSW,” respectively. On February 19, 2020, our symbols were changed to “GSMG,” and “GSMGW.” Following the closing of the Business Combination, the Company’s units and rights are no longer traded on the Nasdaq Capital Market under the symbols “TKKSU,” and “TKKSR.”

The table below sets forth the high and low bid prices of our ordinary shares and warrants as reported on the Nasdaq Capital Market for the period from September 12, 2018 (the date on which our ordinary shares and warrants were first quoted on the Nasdaq Capital Market) through December 31, 2019.

	Ordinary Shares		Warrants
	High	Low	High	Low
For the period from January 1, 2020 through February 18, 2020	10.58	9.20	0.09	0.05

Quarter Ended	High	Low	High	Low
December 31, 2019	$10.30	$5.50	$0.09	$0.03
September 30, 2019	$10.24	$10.01	$0.12	$0.06
June 30, 2019	$10.04	$9.91	$0.18	$0.08
March 31, 2019	$9.92	$9.81	$0.20	$0.12
December 31, 2018	$9.97	$9.55	$0.24	$0.15
September 30, 2018	$9.55	$9.50	$0.32	$0.16

Shareholders

The approximate number of record holders of our ordinary shares as of February 18, 2020 was 34.

Dividend Policy

We presently do not expect to declare or pay such dividends in the foreseeable future and expect to reinvest all undistributed earnings to expand our operations, which the management believes would be of the most benefit to our shareholders. The declaration of dividends, if any, will be subject to the discretion of our Board of Directors, which may consider such factors as our results of operations, financial condition, capital needs and acquisition strategy, among others.

DESCRIPTION OF SECURITIES

The information under the heading “Description of Securities” in the Company’s registration statement on Form 8-A, filed with the SEC on August 14, 2018, and as amended on August 15, 2018, is hereby incorporated by reference.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this Report, which is incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Our memorandum and articles of association provide for indemnification of directors and officers for all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings incurred in their capacities as such, except by reasons of their own willful default or fraud.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

CHANGES IN CERTIFYING ACCOUNTANT

(a)	Previous Independent Registered Public Accounting Firm

On February 21, 2020, the Board of Directors of Glory Star approved the dismissal of Marcum Bernstein & Pinchuk LLP (“MBP”) as Glory Star’s independent registered public accounting firm. Glory Star does not have a separate audit committee.

The reports of MBP on the Company’s consolidated financial statements for the years ended December 31, 2017 and December 31, 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2017 and December 31, 2018, and through February 21, 2020, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with MBP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of MBP would have caused MBP to make reference thereto in its reports on the consolidated financial statements for such years. During the years ended December 31, 2017 and December 31, 2018 and through February 21, 2020, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) except for the following material weakness which can be found in our discussion in the “Risk Factors”: (i) Glory Star does not currently have a chief financial officer (although currently GS Holdings has now recruited a chief financial officer with US GAAP and SEC reporting experience), (ii) Glory Star has limited staff with appropriate levels of SEC and US GAAP knowledge and experience to meet the combined company’s future financial reporting requirements (although it is currently relying on third party consultants with SEC and US GAAP knowledge and experience to assist with preparation of its consolidated financial statements).

On February 21, 2020, we provided MBP with a copy of this Form 8-K, and requested that MBP furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements within ten (10) business days of the filing of this Form 8-K. We will file an amendment to this Form 8-K within two days of receipt of MBP’s letter and attach it as an exhibit.

(b)	Newly Engaged Independent Registered Public Accounting Firm

On February 21, 2020, the Board of Directors of Glory Star approved the appointment of Friedman LLP (“Friedman”) as Glory Star’s new independent registered public accounting firm, effective immediately, to perform independent audit services for the year ending December 31, 2019. During the fiscal years ended December 31, 2017 and December 31, 2018 and through February 21, 2020, neither Glory Star, nor anyone on its behalf, consulted Friedman regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of Glory Star, and no written report or oral advice was provided to Glory Star by Friedman that was an important factor considered by Glory Star in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 3.02.	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Items 1.01 and 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. The EBC Note, Amended Sponsor Note, Closing Payment Shares, Earnout Shares, and the ordinary shares underlying the EBC Note and Amended Sponsor Note were issued pursuant to Section 4(a)(2) and/or Regulation S of the Securities Act, as the transactions did not involve a public offering.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a)	Previous Independent Registered Public Accounting Firm

On February 21, 2020, the Board of Directors of the GS Holdings approved the dismissal of Marcum LLP (“Marcum”) as GS Holding’s independent registered public accounting firm. The decision to change accounting firms was approved by the Company’s audit committee.

The reports of Marcum on the TKK’s balance sheet as of December 31, 2018, the related statements of operations, changes in shareholders’ equity and cash flows for the period from February 5, 2018 (inception) through December 31, 2018, and the related notes did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2017 and December 31, 2018, and through February 21, 2020, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Marcum would have caused Marcum to make reference thereto in its reports on the consolidated financial statements for such years. During the years ended December 31, 2017 and December 31, 2018 and through February 21, 2020, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

On February 21, 2020, we provided Marcum with a copy of this Form 8-K, and requested that Marcum furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements within ten (10) business days of the filing of this Form 8-K. We will file an amendment to this Form 8-K within two days of receipt of Marcum’s letter and attach it as an exhibit.

(b)	Newly Engaged Independent Registered Public Accounting Firm

On February 21, 2020, the audit committee and the Board of Directors of the Company approved the appointment of Friedman LLP (“Friedman”) as the Company’s new independent registered public accounting firm, effective immediately, to perform independent audit services for the year ending December 31, 2019. During the fiscal years ended December 31, 2017 and December 31, 2018 and through February 21, 2020, neither the Company, nor anyone on its behalf, consulted Friedman regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Friedman that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01.	Changes in Control of Registrant.

Reference is made to the sections entitled “The Share Exchange – Management and Board of Directors Following the Business Combination,” “Management of TKK,” and “Management of the Combined Company,” beginning on pages 105, 140, and 147, respectively, of the Offer to Purchase, and that information is incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the sections entitled “The Share Exchange – Management and Board of Directors Following the Business Combination,” “Management of TKK,” and “Management of the Combined Company,” beginning on pages 105, 140, and 147, respectively, of the Offer to Purchase, and that information is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to the Company’s Amended and Restated Memorandum of Association are described in the Company’s Proxy Statement with Respect to the Special Meeting, filed with the Securities and Exchange Commission as Exhibit 99.2 to its Current Report on Form 8-K dated December 12, 2019, in the sections entitled “Proposal No. 2 – Approval of Amendment to TKK’s Amended and Restated Memorandum and Articles of Association to Change TKK’s Name,” beginning on page 34, and “Proposal No. 3 – Approval of Amendment to TKK’s Amended and Restated Memorandum and Articles of Association to Remove Certain Provisions Relating to TKK’s Status as a Blank Check Company” beginning on page 35, each of which is incorporated herein by reference. Each of these proposals was approved at the December 23, 2019 Extraordinary General Meeting of the Company. The Company’s Second Amended and Restated Memorandum of Association became effective on February 14, 2020.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, the Company ceased being a shell company. Reference is made to the Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(a)	Financial Statement of business acquired

(i)	Audited Financial Statements as at December 31, 2017 and 2018 and for the two years then ended December 31, 2018 for Glory Star New Media Group Limited (incorporation by reference to pages F-33 to F-85 contain in Exhibit 99.1.(a)(1)(a) to Schedule TO, as amended);

(ii)	Unaudited Interim Condensed Consolidated Financial Statements as September 30, 2019 and for the three and nine months ended September 30, 2018 and 2019 for Glory Star Glory Star New Media Group Limited attached hereto as Exhibit 99.2. In accordance with SEC Rule 10-01(d) of Regulation S-X, Glory Star Media Group Limited’s unaudited interim condensed consolidated financial statements for the nine months ended September 30, 2019, have not been reviewed by an independent public accountant.

(b)	Pro forma financial information

(i)	Unaudited pro forma condensed combined financial information as of December 31, 2018 (incorporation by reference to Exhibit 99.1.(a)(1)(D) to Schedule TO, as amended, beginning on page 152);

(ii)	Unaudited pro forma condensed combined financial information for the nine months ended September 30, 2019, attached hereto as Exhibit 99.4

(c)	See Item 9.01 (a) and (b).

(d)	Exhibits. The following exhibits have been filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Second Amended and Restated Memorandum of Association
3.2	Certificate of Incorporation on Change of Name
10.1	Offer To Purchase for Cash by TKK Symphony Acquisition Corporation (incorporation by reference to Exhibit 99.1.(a)(1)(D) to Schedule TO, as amended)
10.2	Share Exchange Agreement, dated as of September 6, 2019 (incorporation by reference to Exhibit 10.1 to Form 8-K filed with Commission on September 12, 2019)
10.3	Registration Rights Agreement dated as of September 6, 2019 (incorporation by reference to Exhibit 10.2 with the Commission on September 12, 2019)
10.4	Form of Lock-Up Agreement dated September 6, 2019 (incorporation by reference to Exhibit 10.3 file with the Commission on September 12, 2019)
10.5	Form of Non-Competition Agreement dated September 6, 2019 (incorporation by reference to Exhibit 10.4 to Form 8-K filed with the Commission on September 12, 2019)
10.6	Business Combination Marketing Agreement Fee Amendment, dated February 14, 2020, with EarlyBirdCapital, Inc.
10.7	Promissory Note, dated February 14, 2020, with EarlyBirdCapital, Inc.
10.8	Amended and Restated Promissory Note, dated February 14, 2020, with TKK Symphony Sponsor 1
10.9	Technical Service Contract, dated January 2019, by and between Leshare Star (Beijing) Technology Co., Ltd. and Beijing Xiaomi [Little Bee] Technology Co., Ltd.
10.10	Annual Framework Contract for Video Production, dated October 31, 2019, by and between Guangxi JD Xinjie E-commerce Co., Ltd. and Leshare Star (Beijing) Technology Co., Ltd.
99.1	Audited Financial Statements as at December 31, 2017 and 2018 and for the two years then ended December 31, 2018 for Glory Star New Media Group Limited (incorporation by reference to Exhibit 99.1.(a)(1)(D) to Schedule TO, as amended, beginning on page F-50)
99.2	Unaudited Interim Condensed Consolidated Financial Statements as September 30, 2019 and for the three and nine months ended September 30, 2018 and 2019 for Glory Star New Media Group Limited attached hereto as Exhibit 99.1. In accordance with SEC Rule 10-01(d) of Regulation S-X, Glory Star New Media Group Limited’s unaudited interim condensed consolidated financial statements for the nine months ended September 30, 2019, have not been reviewed by an independent public accountant
99.3	Unaudited pro forma condensed combined financial information as of December 31, 2018 (incorporation by reference to Exhibit 99.1.(a)(1)(D) to Schedule TO, as amended, beginning on page 152)
99.4	Unaudited pro forma condensed combined financial information for the nine months ended September 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Glory Star New Media Group Holdings Limited

	By:	/s/ Bing Zhang
Bing Zhang
Chief Executive Officer

Dated: February 21, 2020